UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 5, 2010 (November 3, 2010)

I-WEB MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

706 Hillcrest Drive
Richmond, Texas  77469
(Address of principal executive offices)  (zip code)

(609) 516-7669
(Registrant’s telephone number, including area code)

2629 Regent Road
Carlsbad, California 92010
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2010, the holder of the majority of our common stock, as well as one of our officers and directors, Mr. Kenneth S. Barton, entered into a Agreement to Purchase Common Stock (the “Agreement”) with Rockland Group, LLC, a Texas limited liability company (“Rockland”), under which Rockland agreed to purchase an aggregate of 10,000,000 shares of our common stock from Mr. Barton in exchange for $250,000.  These shares represent approximately 90% of our outstanding common stock.  The transaction closed November 3, 2010.  We were a party to the Agreement for the purpose of acknowledging certain representations and warranties about the company in the Agreement.

There were also ancillary stock purchase agreements between three of our other shareholders and three purchasers under which those purchasers acquired 1,000,000 shares of our common stock from the selling stockholders.  We were not a party to the agreements and none of the selling stockholders were affiliates of the company.

On November 4, 2010, we entered into a Securities Purchase Agreement with Rockland Group, LLC, our majority shareholder and an entity controlled by one our Directors, Mr. Harry Pond (the “Purchase Agreement”).  Under the Purchase Agreement, Rockland Group has agreed to purchase Two Million (2,000,000) Shares of a yet to be created series of preferred stock for $100,000.  Under the terms of the Purchase Agreement we are obligated to create a new class of preferred stock entitled the Series A Convertible Preferred Stock with the following rights and preferences: (i) dividend rights equal to the dividend rights of our common stock; (ii) liquidation preference over our common stock; (iii) each share of Series A Convertible Preferred Stock will be convertible into one share of our common stock; (iv) no redemption rights; (v) no call rights by the company; (vi) each share of Series A Convertible Preferred stock will have twenty five (25) votes on all matters validly brought to our common stockholders for approval; and (vii) mandatory approval by a majority of the Series A Convertible Preferred stockholders for certain change of control transactions by the company.  The other rights and preferences will be determined by our Board of Directors.  We will not be issuing the shares under this Purchase Agreement until after the class of Series A Convertible Preferred Stock has been created with the State of Delaware.  At that time we will file a new Form 8-K for the issuance, or put the relevant information in the appropriate periodic filing.

Item 5.01	Changes in Control of Registrant.

As noted above, under the Agreement, Mr. Barton, one of our affiliate-shareholders sold shares that represent approximately 90% of our outstanding common stock to Rockland.  Three other non-affiliated shareholders also sold shares that represent approximately 9% of our outstanding common stock to three non-affiliated purchasers.  In connection with this change of control we will be pursuing a new business focus, see Item 8.01, below.

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Agreement, Mr. Kenneth S. Barton resigned from his positions as our President and Chief Executive Officer, effective at the close of the transaction - November 3, 2010.  Mr. Barton also resigned as a member of our Board of Directors, effective at the close of the transaction.  We are not aware of any disagreements with Mr. Barton of the type required to be disclosed per Item 5.02(a) of this Form 8-K.

Pursuant to the Agreement, Mr. Anthony R. Turnbull resigned from his position as our Chief Financial Officer and Secretary, effective at the close of the transaction, on November 3, 2010.  Mr. Turnbull also submitted his resignation as a member of our Board of Directors, effective upon the effectiveness of the appointment of one or more Directors to serve on our Board of Directors.  We are not aware of any disagreements with Mr. Turnbull of the type required to be disclosed per Item 5.02(a) of this Form 8-K.

In conjunction with the close of the transaction, the following additions to our Board of Directors and executive management team occurred:

Mr. Harry Pond, the Manager of the Rockland Group, LLC, the holder of 90% of our outstanding common stock, was appointed to serve on our Board of Directors.  From 2005 to present, Mr. Pond has served as Managing Director of Rockland Group, LLC, which is a real estate development company active in the Houston, Texas real estate market.  From 2008 to present, Mr. Pond has served as a senior business executive for Rockland Insurance Agency, Inc.  In this position he is actively involved with the management of loss prevention, marketing, and recruiting to ensure the company’s profitability and productivity.  From 1979 to present, Mr. Pond has owned and operated The Harry Pond Insurance Agency, a company that he is currently in the process of merging with Rockland Insurance Agency, Inc.  Mr. Pond received his BS in mathematics and education from Texas State University.

Mr. James F. Groelinger replaced Mr. Barton as our Chief Executive Officer.  Since 2007, Mr. Groelinger has been the Managing Director at Bellegrove Associates where he provides strategic guidance to emerging clean energy entrepreneurs and companies.  This guidance includes, but is not limited to, evaluating potential energy-related investments, assisting inventors with energy-related patents and products, as well as developing strategies for creating joint ventures between U.S. and foreign entities or governments.  Since 2009, Mr. Groelinger has also been the Executive Director of Clean Energy Alliance, Inc., which is a national association of clean energy incubators for the purpose of fund raising, policy development, and strategy.  From 2001 to 2007, Mr. Groelinger was the Chief Executive Officer, President and a Director of EPV Solar, Inc., which was a photovoltaic technology company that developed a technology for the production of thin-film photovoltaic products.  As CEO and President of EPV Solar, Mr. Groelinger led the company and oversaw sales as they increased from nil to more than $20 million annually, developed products sales in the U.S., Germany, and Spain, oversaw joint ventures with foreign manufacturers, and managed a complex $60 million debt-for-equity recapitalization, setting the stage for a $70 million third-party financing and initial public offering.  Mr. Groelinger received his BChE from the City College of New York, New York, and his MBA in Finance from Temple University.

Mr. Frederick Larcombe replaced Mr. Turnbull as our Chief Financial Officer and Secretary.  From early 2008 to the present, Mr. Larcombe, as a principal with Crimson Partners, a group of seasoned financial professionals, serves a number of clients primarily in the life sciences.  In this connection and since September 2009, Mr. Larcombe has served as the Chief Financial Officer for iBio, Inc. (IBPM.OB), a biotechnology company focused on commercializing its proprietary technology for the production of biologics including vaccines and therapeutic proteins. From 2005 to 2007, he was simultaneously the Chief Financial Officer of Xenomics Inc., and FermaVir Pharmaceuticals, Inc.  From 2004 to 2005, he was a consultant with Kroll Zolfo Cooper, a professional services firm providing interim management and turn-around services, and from 2000 to 2004, he was Chief Financial Officer of MicroDose Therapeutics.  Prior to 2000, Mr. Larcombe held various positions with ProTeam.com, Cambrex, and PriceWaterhouseCoopers.  Mr. Larcombe's received his BS in Accounting from Seton Hall University, was designated a Certified Public Accountant in New Jersey, and is an alumnus of the Management Development Program at Harvard Business School.

Mr. Wayne LeBlanc was hired as our Senior Managing Director for Business Development.  Mr. LeBlanc is a senior business development executive.  Since 1999, Mr. LeBlanc has been a managing partner in Solutions for Energy Management where he has been involved in brokering electricity to large customers and serving as a consultant for demand side management.  Mr. LeBlanc is also currently a managing partner in eMEDiSAFE, a company formed to address the recent requirements to convert to electronic medical records to reduce health care costs.  From 2007-2008, Mr. LeBlanc was Vice President of Business Development for EPV Solar.  In this position he was part of an executive team assembled to secure capital for manufacturing expansion, both in the U.S. and internationally, and recruitment of senior staff.  From 2000-2004, Mr. LeBlanc was a founder of Utility Choice Electric, the first independent retail electric provider in Texas.   .

All of our officers and other personnel are independent contractors and will continue to be until we have sufficient time and resources to hire them as employees.  We do not currently have any written agreements with any of our officers or directors.

Item 8.01	Other Events

In connection with the close of the transaction and the change of control of the company, we will be pursuing a new business focus going forward.  Since our inception until the close of the transaction we were a website design service company.  Going forward we will be seeking investments and purchasing opportunities primarily in products and companies involved in the emerging and important market segments of clean and renewable energy, medical technology, nanotechnology, and environmentally-friendly (green) waste management.  Our management and employees intend to pursue a two-pronged approach to this investment strategy, first, looking at companies and investment opportunities where our management and employees already have a pre-existing relationship and successful investing track record, and, second, pursuing new opportunities in these four market segments, as well as others.  We are currently targeting three companies for investment in the above market-segments and intend to invest in additional opportunities as they develop that will hopefully build future shareholder value.  We plan on placing a particular emphasis on products and companies that are expected to generate significant positive cash flow, which we expect to reinvest in other companies and/or investment opportunities.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Agreement to Purchase Common Stock by and between Kenneth S. Barton, Rockland Group, LLC, and I-Web Media, Inc., dated November 3, 2010

10.2	Securities Purchase Agreement by and between I-Web Media, Inc. and Rockland Group, LLC, dated November 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2010	I-Web Media, Inc.
a Delaware corporation

/s/ James F. Groelinger
By: James F. Groelinger
Its: Chief Executive Officer